                                                                   EXHIBIT 10.51

                            BONUS PAYMENT AGREEMENT

     This Bonus Payment Agreement is entered into effective as of November 21, 2001 (this "Agreement") by and between FRANK G. MANCUSO ("Mancuso") and METRO-GOLDWYN-MAYER STUDIOS INC. ("MGM"), a wholly-owned subsidiary of METRO-GOLDWYN-MAYER INC. (the "Company") with respect to the following circumstances:

     A. Mancuso is an individual residing in the State of California and currently serving on the Board of Directors of the Company.

     B. Each of MGM and the Company is a corporation duly organized and existing under the laws of the State of Delaware with its principal place of business in Santa Monica, California.

     C. Pursuant to the Metro-Goldwyn-Mayer Inc. and Metro-Goldwyn-Mayer Studios Inc. Senior Management Bonus Plan (the "Plan"), Mancuso was awarded an aggregate of 811,756 bonus interests (the "Bonus Interests"), the terms and conditions of which are set forth in the Bonus Interest Agreement dated as of November 6, 1997, as amended pursuant to the repricing provisions of the Consulting Agreement entered into as of August 12, 1999 between MGM and the Company, on the one hand, and Mancuso, on the other hand (such agreement as so amended referred to herein as the "Bonus Interest Agreement"). Capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Bonus Interest Agreement.

     D. Under the Bonus Interest Agreement, the first Determination Date for valuing the Bonus Interests will occur on December 31, 2001 and Mancuso would be entitled to a cash payment, payable April 15, 2002, if the average of the per-share closing prices of the common stock, $.01 par value per share, of the Company (the "Common Stock"), on the twenty (20) trading days immediately preceding December 31, 2001 (the "Fair Market Value per Common Share") is greater than $14.90 and less than $29.80 (the "Common Share Price Range").

     E. MGM has proposed, and Mancuso has agreed, that MGM shall cause to be issued to Mancuso, and Mancuso shall accept, shares of the Common Stock (the "Bonus Shares") in lieu of any cash payment otherwise due with respect to the December 31, 2001 Determination Date. The precise number of Bonus Shares shall be determined by dividing the cash amount otherwise due under the Bonus Interest Agreement by the Fair Market Value per Common Share.

     F. It is in the best interests of Mancuso and MGM that the Bonus Shares be sold in an orderly fashion following the issuance thereof and, to that end, Mancuso has agreed to certain limitations on the number of Bonus Shares that may be sold for his benefit on any single trading day. In view of the expected day-to-day fluctuations in the price of the Common Stock, the parties hereto wish to establish a mechanism that leaves Mancuso in the same economic position following the sale of the Bonus Shares as he would have enjoyed had the Bonus Interests been paid in cash (without regard to the benefit to Mancuso by virtue of the time value of money).

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

     1. Subject to the terms hereof, MGM hereby agrees to cause to be issued, and Mancuso hereby agrees to accept, the Bonus Shares in lieu of any cash payment otherwise due with respect to the December 31, 2001 Determination Date pursuant to the Bonus Interest Agreement. Certificates evidencing the Bonus Shares will be issued to Mancuso as soon after the December 31, 2001 Determination Date as is practicable, but in no event later than January 5, 2002 (the "Issuance Date").

     2. Pursuant to a trading plan which Mancuso will enter into with an institutional broker (the "Broker") and which will be substantially in the form of that attached hereto as Exhibit A (the "Trading Plan"), the Broker will sell from time to time at the market price of the Common Stock trading on the New York Stock Exchange (the "Exchange"), subject to the volume restrictions set forth below, the Bonus Shares issued to Mancuso by MGM in full and complete satisfaction of the Company's and MGM's payment obligations under the Bonus Interest Agreement with respect to the December 31, 2001 Determination Date, subject to MGM's obligations pursuant to Section 6 hereof. Mancuso agrees that the number of Bonus Shares sold on the Exchange on any single trading day during the Trading Period (as defined below) shall not exceed the greater of (i) 25,000 shares or (ii) fifteen percent (15%) of the average daily volume of the Common Stock traded on the Exchange over the prior ten (10) trading days (on a "rolling average" basis); provided, however, that the Trading Plan shall provide that the Broker may, in its discretion, enter orders to sell a lesser amount on any trading day in response to market conditions. The provisions hereof with respect to the Trading Plan shall apply with equal force and effect to (a) the initial trading plan and (b) any successor trading plan with respect to the Bonus Shares entered into by Mancuso with an institutional broker prior to the expiration of the Trading Period.

     3. The period covered by this Agreement (the "Trading Period") shall commence on the Issuance Date and shall continue until the earlier of April 15,

2002 or the date on which Mancuso shall have completed the sale of all the Bonus Shares; provided, however, that the Trading Period shall be extended beyond April 15, 2002 to a date not later than June 15, 2002 to the extent that the sale of all of the Bonus Shares by April 15, 2002 shall have been precluded by virtue of (i) the volume limitations set forth in Paragraph 2 hereinabove, (ii) market or other disruptions as set forth in Exhibit B attached hereto (each a "Market Disruption") and/or (iii) a suspension of sales under the Trading Plan by virtue of Broker or any of its affiliates becoming aware of material nonpublic information concerning MGM or the Common Stock.

     4. With respect to all Bonus Shares sold during the Trading Period, Mancuso shall direct the Broker to provide to MGM within three (3) business days of each sale, the following information with respect thereto:

        a)  the date of the trade
        b)  the number of Bonus Shares sold
        c)  the price(s) at which sold
        d)  the brokers' commissions paid with respect thereto

provided that MGM acknowledges that the Broker's failure to have provided the information specified in this Paragraph 4 in a timely fashion will not be deemed a breach of this Agreement by Mancuso so long as such information is furnished to MGM with five (5) business days after written notice from MGM requesting same. MGM shall assist Mancuso in preparing and filing in a timely fashion any and all forms and notices (including, without limitation, Forms 4) which Mancuso may be required to file pursuant to applicable Federal or state securities laws as a result of his sale of any Bonus Shares.

     5. If MGM becomes obligated to withhold an amount on account of any tax imposed as a result of the issuance of the Bonus Shares to Mancuso (the "Withholding Liability"), MGM will pay the full amount thereof in accordance with all applicable laws, rules and regulations. As soon as MGM shall have calculated the amount of the Withholding Liability, it shall provide Mancuso with a written schedule setting forth the amount of such liability and the applicable Federal and state tax rates used in computing same. Mancuso shall reimburse MGM for the full amount of the Withholding Liability by instructing the Broker to pay over to MGM thirty-five percent (35%) of the proceeds of the sale of the Bonus Shares, with the remaining sixty-five percent (65%) of such proceeds to be disbursed to Mancuso until MGM shall have been reimbursed in full. After such reimbursement, Mancuso shall be entitled to retain 100% of the proceeds of any such sales, subject to Paragraph 6 hereinbelow. Mancuso will indemnify MGM and hold it harmless from and against any Federal, state or local withholding tax liability (including interest and penalties) to which MGM is subject or which it may incur resulting from the issuance of the Bonus Shares to

Mancuso, except to the extent that (a) any such liabilities, interest or penalties result from (i) the failure of MGM to make a good faith determination of the amount of the Withholding Liability, and/or (ii) the failure of MGM to pay over to the relevant taxing authorities on a timely basis any sums paid to MGM by Mancuso to satisfy any Withholding Liability, and/or (b) MGM fails to pay Mancuso all amounts to which he is entitled pursuant to Paragraph 6 hereof (including the indemnification provisions of the second and third grammatical paragraphs thereof).

     6.  Within five (5) business days following the end of the Trading Period,
(a) MGM shall pay to Mancuso in cash the excess, if any, of the Fair Market Value per Common Share over the average per-share proceeds (after deduction of brokers' commissions) from the sale of the Bonus Shares pursuant to the Trading Plan (the "Net Proceeds per Common Share") multiplied by the number of Bonus Shares sold and (b) Mancuso shall pay to MGM the excess, if any, of the Net Proceeds per Common Share over the Fair Market Value per Common Share multiplied by the number of Bonus Shares sold. The foregoing calculations shall be appropriately adjusted to the extent necessary to permit MGM to recoup any unreimbursed Withholding Liability. Any payment made by MGM to Mancuso pursuant to this Paragraph 6 shall include an additional amount of money sufficient to reimburse Mancuso on a full gross-up basis for any and all Federal, state and local taxes and assessments to which he is subject as a result of any payments from MGM under this Paragraph 6.

          MGM will indemnify and hold harmless Mancuso, or in the event of his death, his heirs, executor, administrator or other personal representative, (each, an "Indemnitee") from and against any Federal, state or local tax liability, interest and penalties (including reasonable attorney's fees and out-of-pocket disbursements, whether incurred in connection with an audit or other legal or tax court proceeding) (collectively, the "Tax Liability") to which Indemnitee may be subject or which Indemnitee may incur, resulting from the issuance of the Bonus Shares to Mancuso, except to the extent that any such Tax Liability relates to Mancuso's failure to have reimbursed MGM for the full amount of the Withholding Liability pursuant to Paragraph 5 hereinabove; provided, however, that such indemnity shall be operative only to the extent that the Tax Liability resulting from or relating to the issuance of the Bonus Shares exceeds the Tax Liability to which Indemnitee would have been subject had the Bonus Interests been paid in cash pursuant to the terms of the Bonus Interest Agreement. In the event of any audit, or other legal or tax court proceeding in respect of which a claim is to be made hereunder, MGM shall have the right to select counsel and to make any final determination as to whether to settle any such proceeding.

          The Joint and Several Indemnity Agreement, dated as of October 10, 1996 (the "Indemnity Agreement") by and between the Company (then known as P&F Acquisition Corp.) and MGM (then known as Metro-Goldwyn-Mayer Inc.), on the one hand, and Mancuso, on the other hand, remains in full force and effect and shall apply to this Agreement and the Trading Plan and the transactions contemplated herein to the same extent as if set forth herein in full.

     7. In the event Mancuso is unable to sell the Bonus Shares before the end of the Trading Period (as it may be extended pursuant to Paragraph 3 hereof) (a) due to the restrictions and limitations contained in Rule 144(c) or Rule 144(e) under the Securities Act of 1933, as amended (the "Securities Act"), and/or (b) one or more Market Disruptions and/or (c) because MGM is engaged in an underwritten offering of its securities pursuant to the Securities Act and the lead underwriter of such offering has required that MGM's directors and executive officers enter into a market stand-off or lock-up agreement, then, in each such event, Mancuso shall have the option, exercisable in his sole discretion, either (i) to transfer and convey to MGM the number of unsold Bonus Shares which are then subject to this Agreement (the "Unsold Bonus Shares") or
(ii) to retain all Unsold Bonus Shares and sell them pursuant to Rule 144 under the Securities Act or otherwise. If Mancuso elects to transfer and convey the Unsold Bonus Shares to MGM, he may do so only if (A) he shall have notified MGM of such election as soon as reasonably practicable after the occurrence of the precipitating event, (B) he owns such Shares free and clear of any and all claims, liens, security interests and other encumbrances of any nature whatsoever, and (C) such transfer may be made without violating any applicable Federal or state securities laws, rules or regulations, or any contract or agreement to which Mancuso is a party or by which any of his assets or properties are bound or affected. In connection with such transfer and conveyance, MGM shall pay to Mancuso in cash an amount equal to the product derived by multiplying (x) the number of Unsold Bonus Shares by (y) the Fair Market Value per Common Share, as defined in Recital D of this Agreement, which payment shall be made by MGM on or about the end of the Trading Period. Mancuso will execute and deliver to MGM any agreements, instruments or documents which MGM shall reasonably request in order to confirm Mancuso's compliance with this Paragraph 7.

     8. MGM represents and warrants to Mancuso that this Agreement is valid, binding and enforceable in accordance with its terms as to MGM, and all necessary corporate action has been taken in order to approve the transactions contemplated in this Agreement. The Bonus Shares have been duly authorized by all necessary corporate action and, when issued in accordance with the terms of the Bonus Interest Agreement and this Agreement, will be validly issued, fully paid and nonassessable. Such shares, when issued, shall have been duly registered under the Securities Act and will be freely transferable. Prior to the beginning of the Trading Period, all necessary action will have been taken to list the shares for trading on the New York Stock Exchange.

     9. Mancuso hereby represents and warrants that (i) he is the sole owner of the Bonus Interests and has not sold, transferred, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner any of the Bonus Interests or any right to or interest in the Bonus Interests to any person, (ii) the number of Bonus Interests set forth in the Bonus Interest Agreement represents all of the Bonus Interests granted to him, (iii) he, or his representative, has had an opportunity to ask questions and receive answers and to undertake whatever additional inquiry regarding the subject matter of this Agreement as he has deemed necessary or appropriate under the circumstances in order to reach an informed decision regarding the merits of the transactions contemplated by this Agreement and (iv) he has carefully reviewed and understands the Plan, the Bonus Interest Agreement, the Trading Plan and this Agreement and has had an opportunity to review such documents with counsel of his choosing. Mancuso agrees and acknowledges that MGM is relying on the representations of Mancuso in entering into and effecting the transactions contemplated by this Agreement.

     10. Provided the executed form of the Trading Plan to be signed by Mancuso and the Broker is substantially the same as Exhibit "A" attached hereto, the parties intend that the Trading Plan will comply with the requirements of Rule 10b-5(1) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All Bonus Shares shall be sold in accordance with the Trading Plan and in compliance with applicable securities laws, including, but not limited to,
Section 16 of the Exchange Act and Rule 144 of the Securities Act. The Trading Plan shall not be amended without the written consent of MGM (which shall not be unreasonably withheld or delayed) and shall remain in effect throughout the Trading Period.

     11. Each party acknowledges, represents and warrants that he or it has been represented by counsel throughout all negotiations which preceded the execution of this Agreement; that he or it has read this Agreement, has consulted with counsel and fully understands its contents and consequences; that the parties hereto have, through their respective counsel, mutually participated in the preparation of this Agreement and all Exhibits hereto, and it is agreed that no provision hereof shall be construed against any party hereto by virtue of the activities of that party, or its attorneys.

     12. The warranties and representations in this Agreement are deemed to survive the date of execution hereof.

          13. Should any legal action or proceeding be instituted concerning the enforcement, interpretation or effect of any provision of this Agreement, the prevailing party or parties, in addition to all other legal or equitable remedies possessed, shall be entitled to recover from the other party or parties for all reasonable costs and expenses, including reasonable attorneys' fees and costs, incurred in such action or proceeding. MGM shall reimburse Mancuso on demand for his reasonable attorney's fees and out-of-pocket disbursements incurred in connection with the negotiation of this Agreement.

          14. Mancuso and MGM agree that the rights granted to each other pursuant to this Agreement are unique and that their respective remedies at law for any breach of this Agreement would be inadequate, and they hereby agree and consent to the remedy of specific performance and equitable injunctive relief with respect to the enforcement of their respective rights under this Agreement.

          15. This Agreement (together with all Exhibits attached hereto, which are incorporated herein by this reference) contains the entire agreement and understanding concerning the subject matter hereof between the parties, and supersedes and replaces all prior negotiations, drafts of proposed agreements and agreements, written or oral, concerning such subject matter; provided that the Bonus Interest Agreement shall continue in full force and effect until the Bonus Shares are issued to Mancuso pursuant to the terms hereof and thereof; and, provided further, that nothing contained herein shall restrict, limit or otherwise affect the continuing validity and effectiveness of the Indemnity Agreement. Notwithstanding anything herein to the contrary, MGM acknowledges and agrees that if the Bonus Shares are not issued to Mancuso pursuant to the terms of this Agreement due to the fact that the Fair Market Value per Common Share is not within the Common Share Price Range as contemplated by Recital D of this Agreement, then this Agreement shall terminate and be of no further force or effect, and the Bonus Interest Agreement shall govern the payment of the Bonus Interests to Mancuso in accordance with its terms.

          16. This Agreement may be amended only by an agreement in writing signed by the parties to be charged therewith.

          17. This Agreement shall in all respects be governed by and construed and enforced in accordance with the laws of the State of California. In the event any dispute arises under this Agreement, the parties hereto consent and agree that they shall submit to the jurisdiction of any competent court of the State of California, County of Los Angeles.

          18. This Agreement may be executed in one or more counterparts, each of which shall be an original as against any party who signed it, and all of which shall constitute one and the same instrument.

          19. In the event any provision of this Agreement should be held to be void, voidable, or unenforceable in any respect, the remaining portions remain in full force and effect. The parties, and each of them, shall execute all documents necessary to effectuate this Agreement. The recitals appearing in this Agreement shall be deemed to be substantive provisions of this Agreement as if set forth in a numbered paragraph hereof.

          20. All notices, requests, demands, claims and other communication required or permitted to be given hereunder shall be in writing and may be delivered personally, by telecopy, telex or other form of written electronic transmission, by overnight courier or by first-class mail, postage prepaid, or by registered or certified mail, return receipt requested, addressed as follows (such communication to be deemed to have been given upon receipt):

          TO MANCUSO:

          Frank G. Mancuso
          1201 Bel Air Road
          Los Angeles, California  90077

          WITH A COPY TO:

          Greenberg Glusker Fields Claman Machtinger & Kinsella LLP 1900 Avenue of the Stars, Suite 2000
          Los Angeles, California   90067
          Attention:  Bertram Fields, Esq. and Ronald K. Fujikawa, Esq.

          TO MGM:

          Metro-Goldwyn-Mayer Studios Inc.
          2500 Broadway Street
          Santa Monica, California  90404
          Attention:  Alex Yemenidjian, Chairman and Chief Executive Officer
                      William A. Jones, Esq., Senior Executive Vice President

          WITH A COPY TO:

          Christensen, Miller, Fink, Jacobs, Weil & Shapiro, LLP
          2121 Avenue of the Stars, 18th Floor
          Los Angeles, California  90067

     Attention:  Janet McCloud

or any such other address as any of the parties may designate by written notice to the other parties in the manner provided in this paragraph.

     21. The arbitration provisions of Section 16 of the Bonus Interest Agreement shall apply to this Agreement to the same extent as if set forth herein in full.

     22. If a date specified herein shall fall on a Saturday, Sunday or a holiday, the reference shall be deemed to be the next business day.

     23. The parties acknowledge that neither Kirk Kerkorian nor Tracinda Corporation, individually or collectively, is a party to this Agreement or any agreement provided for herein. Accordingly, the parties hereby agree that in the event (i) there is any alleged breach or default by any party under this Agreement or any agreement provided for herein, or (ii) any party has any claim arising from or relating to any such agreement, no party, nor any party Claiming through such party shall commence any proceedings or otherwise seek to impose any liability whatsoever against Kirk Kerkorian or Tracinda Corporation by reason of such alleged breach, default or claim.

     24. Anything herein to the contrary notwithstanding, this Agreement shall be void and of no legal force or effect if (a) the Broker is unable to enter into a trading plan containing the material provisions of Paragraphs 2, 3, 4 and 5 hereof applicable to the Broker, or (b) an authorized officer of MGM (whose approval shall be binding on MGM) does not approve the definitive form of Trading Plan containing such provisions executed by Mancuso and the Broker as soon as reasonably practicable after the execution thereof (which shall be confirmed in a written communication from MGM to Mancuso).

     25. This Agreement shall remain confidential and, except to the extent required by law or legal process, the parties shall not disclose the terms and provisions hereof to any other person or entity (except, in the case of Mancuso, to his professional advisors or family and, in the case of MGM, to its affiliates and professional advisors); provided, however, that the Company shall have the right to file this Agreement with the Securities and Exchange Commission (the "Commission") if required by applicable provisions of the Exchange Act. Such filing shall be accompanied by a request from the Company to treat such filing in a confidential manner in accordance with the Commission's rules.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                                        /s/ Frank G. Mancuso
METRO-GOLDWYN-MAYER STUDIOS INC.                        -----------------------
                                                        FRANK G. MANCUSO
By: /s/ William A. Jones
    _________________________________
    William A. Jones
    Senior Executive Vice President

                                   EXHIBIT A

                                 TRADING PLAN

     This Trading Plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934 (the "Exchange Act") is entered into as of November 21, 2001 (the "Trading Plan") by and between Frank G. Mancuso (the "Seller") and __________________________ (the "Broker") with reference to the following facts:

     WHEREAS, the Seller desires to establish this Trading Plan to sell a certain amount of Metro-Goldwyn-Mayer Inc. (the "Issuer") common stock, par value $.01 per share (the "Common Stock"); and

     WHEREAS, the Seller desires to engage Broker to effect such sales of Common Stock in accordance with the Trading Plan;

     NOW, THEREFORE, the Seller and Broker hereby agree as follows:

1. TRADING REQUIREMENTS. Subject to the volume restrictions set forth below, Broker shall from time to time during the effectiveness of this Trading Plan effect sales (each a "Sale") on the New York Stock Exchange (the "Exchange") of the shares of Common Stock to be issued to Seller (the "Bonus Shares") on or about January 1, 2002 (the "Issuance Date") pursuant to the Issuer's Amended and Restated 1996 Stock Incentive Plan and the Agreement dated as of November 21, 2001 ("the Bonus Payment Agreement") by and between Issuer and Seller in payment of a cash bonus otherwise due to Seller pursuant to Issuer's Senior Management Bonus Plan, the precise number of Bonus Shares not being determinable prior to December 31, 2001. Except as provided in the next succeeding sentence, the number of Bonus Shares to be sold, the price and the timing of any sales are to be within the sole discretion of Broker. It is understood and agreed that the number of Bonus Shares sold on the Exchange on any single trading day may not exceed the greater of 25,000 shares or fifteen percent (15%) of the average daily volume of the Common Stock traded on the Exchange over the prior ten (10) trading days; provided, however, that Broker may in its discretion enter orders to sell a lesser amount on any trading day in response to market conditions.

2. EFFECTIVE DATE/TERMINATION. This Trading Plan shall become effective on the Issuance Date and shall terminate upon the earlier of (i) April 15, 2002 or (ii) the date on which Seller shall have completed the sale of all of the Bonus Shares; provided, however, that the effectiveness of the Trading Plan shall be extended beyond April 15, 2002 to the extent that the sale of all of the Bonus Shares shall have been precluded solely by virtue of the volume limitations set forth in Paragraph 1 hereinabove and/or a market or other disruption as set forth in Paragraph 4 hereinbelow.

3. MODIFICATIONS. This Trading Plan may be terminated by Seller at any time or may be modified by Seller, provided such modification is in writing, made in good faith and not as part of a plan or scheme to evade prohibitions of Rule 10b-5 of the Exchange Act and pre-cleared or acknowledged in writing by the Issuer's designated legal officer.

4. MARKET OR OTHER DISRUPTION. Seller understands that Broker may not be able to effect Sales due to market disruptions or legal, regulatory or contractual restrictions applicable to the Broker or to the relevant market. If any Sale cannot be executed due to a market disruption, a legal, regulatory or contractual restriction applicable to Broker or any other event, Broker shall effect such Sale as promptly as practicable after the cessation or termination of such market disruption, applicable restriction or other event, provided such Sale otherwise complies with the provisions of this Trading Plan.

5.  SELLER REPRESENTATIONS AND WARRANTIES.  Seller represents and warrants that:

(a) Seller is not aware at the time of his execution hereof of any material non-public information with respect to the Issuer or any securities of the Issuer (including the Common Stock) and is entering into this Trading Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 of the Exchange Act.

(b) Seller is currently able to sell shares of the Common Stock in accordance with the Issuer's insider trading policies and Seller has obtained the written approval of the Issuer to enter into this Trading Plan.

6.  COMPLIANCE WITH THE SECURITIES LAWS.

(a) It is the intent of the parties that this Trading Plan comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act, and this Trading Plan shall be interpreted to comply with the requirements of Rule 10b5-1(c) thereunder.

(b) Broker agrees to conduct all Sales in accordance with the manner of sale requirement of Rule 144 under the Securities Act of 1933, as amended ("Rule 144"), if applicable, and in no event shall Broker effect any Sale if such Sale would exceed the then applicable volume limitations under Rule 144, assuming Broker's Sales under the Trading Plan are the only sales subject to that limitation. Seller agrees not to take, and agrees to cause any person or entity with which he or she would be required to aggregate sales of the Common Stock pursuant to paragraph (a)(2) or (e) of Rule 144 not to take, any action that would cause the Sales not to comply with Rule 144.

Broker will be responsible for timely completing and filing on behalf of the Seller the required Forms 144. Seller understands and agrees that Broker shall make one Form 144 filing at the beginning of each three-month period commencing on the Issuance Date. Further, Broker shall provide the Issuer within three (3) days of each Sale the following information with respect thereto: (a) the date of the applicable trade; (b) the number of Bonus Shares sold; (c) the price(s) at which such shares were sold; and (d) the Broker's commission paid with respect thereto. Broker shall provide Seller with copies of all correspondence sent to the Issue pursuant to this Paragraph 6(b).

(c) Seller agrees to timely make all filings, if any, required under Section 13(d) and 16 of the Exchange Act.

7. GOVERNING LAW. This Trading Plan shall be governed by and construed in accordance with the laws of the State of California.

IN WITNESS WHEREOF, the undersigned have signed this Trading Plan as of the date first written above.


                                             -----------------------------------
                                             FRANK G. MANCUSO [SELLER]


                                             ---------------------------[BROKER]



                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

Acknowledged and agreed to:

METRO-GOLDWYN-MAYER INC. [ISSUER]


By:
   -------------------------------
   William A. Jones
   Senior Executive Vice President

                                   EXHIBIT B

                        DEFINITION OF MARKET DISRUPTION

Each of the following events or circumstances will be deemed (and defined to be) a "Market Disruption" for purposes of the Bonus Payment Agreement to which this Exhibit B is attached if any such event or circumstance shall occur prior to the expiration of the Trading Period:

1. A material adverse change in the financial markets, the market activity of the Common Stock or the internal systems of Broker of one of its affiliates;

2.  An outbreak or escalation of hostilities or other crisis or calamity;

3. A trading suspension with regard to the Common Stock by the Securities and Exchange Commission or the New York Stock Exchange;

4.  A delisting of the Common Stock by the New York Stock Exchange;

5.  A banking moratorium;

6. Legal, regulatory or contractual restrictions applicable to Broker or any of its affiliates or to Mancuso; or

7.  A declaration by MGM of a blackout period applicable to Mancuso.

Among other material adverse changes that may be deemed to have occurred in the market activity of the Common Stock, the parties acknowledge that a material adverse change in the market activity of the Common Stock will be deemed to have occurred if the trading volume of the Common Stock on the New York Stock Exchange during the Trading Period were such that Mancuso, selling the Bonus Shares at the daily rate of 15% of the total trading volume for such day (up to a maximum of 25,000 bonus shares), would have been unable to sell all of the Bonus Shares prior to the expiration of the Trading Period.